UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.   20549
                                  ________

                                  FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported)  July 23, 1998


                            BIOSENSOR CORPORATION
            (Exact name of registrant as specified in its charter)


 Minnesota				                       0-11408              	41-1427114
(State or other jurisdiction    (Commission File No.)    	(IRS Employer
of incorporation)                                       Identification no.)


6 Woodcross Drive
Columbia, SC                                            29212
(Address of principal executive offices)              (Zip Code)

 (803) 407-3044
(Registrant's telephone number, including area code)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

	On July 23, 1998, Biosensor Corporation (the "Registrant") acquired all of the outstanding shares of capital stock of Carolina Medical, Inc., a Minnesota corporation, in exchange for 149,025.15 shares of the Registrant's Series A Preferred Stock. The holders of the Series A Preferred Stock now have voting power equal to approximately eighty-three percent (83%) of the voting power of all issued and outstanding shares of the Registrant's capital stock. Of the thirty-two (32) Series A Preferred Stock holders, the following eight (8) own more than four (4) per cent of the voting power of the Company.



Name of Shareholder         Approximate Percentage of Ownership*
Ronald G. Moyer                           27.1%
C. Roger Jones                            10.6%
Ronald D. Ordway                          10.3%
Nishimoto Sangyo Co., LTD.                 8.4%
Bernard B. Klawans                         6.8%
Charles A. Barefoot                        4.9%
Counterpoint Capital Management, LLC       4.2%
Woodhaven Investors, Inc.                  4.2%
TOTAL FOR 8                              76.50%

*	calculated as if all issued and outstanding shares of Series A
Preferred Stock were converted into Common Stock at the ratio of 96 shares of Common Stock for each share of Series A Preferred Stock.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 23, 1998, the Registrant acquired all of the outstanding shares of Carolina Medical, Inc. ("CMI"), a Minnesota corporation, pursuant to a Plan of Reorganization and Agreement (the "Plan") by and between the Registrant and CMI, dated May 29, 1998. The Registrant acquired 1,987,002 shares of the CMI's Common Stock in exchange for 149,025.15 shares of its Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 96 shares of the Registrant's Common Stock. Each share of Series A Preferred Stock votes and participates in dividends and liquidations on an as-if-converted basis.

		CMI was organized to facilitate the share exchange with the Registrant.
Carolina Medical, Inc., a North Carolina corporation was recently merged with and into CMI.  CMI develops, manufactures, markets and services digital ultrasound imagers, electronic instruments for detecting circulatory system disorders and measuring the flow and pressure of blood, and cardiac monitoring systems. CMI has two subsidiaries: Braemar, Inc., and Advance
Medical Products, Inc.  Braemar, Inc., a North Carolina corporation, is a wholly-owned subsidiary of CMI that develops, manufactures and markets tape recording devices for ambulatory ECG monitoring devices. CMI owns approximately 55% of the issued and outstanding common stock, and all of the issued and outstanding preferred stock, of Advanced Medical Product, Inc., a publicly held Delaware corporation, that develops, manufactures, and markets ambulatory ECG and blood pressure monitors.


ITEM 5.  OTHER EVENTS

	On July 23, 1998, Dr. Stephen L. Zuckerman resigned as a director of the Registrant and the following five persons were appointed to serve as directors of the Registrant until the next annual meeting of shareholders:

Ronald G. Moyer
C. Roger Jones
L. John Ankney
Spencer M. Vawter
David Heiden

On July 21, 1998, the Registrant's Board of Directors authorized the merger of a wholly owned subsidiary of the Registrant, which has not yet been organized, with and into Advanced Medical Products, Inc., subject to certain terms and conditions. The Registrant and Advanced Medical Products, Inc. are currently negotiating a definitive agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)	Financial statements of businesses acquired.

To be filed by amendment not later than October 6, 1998.

        (b)	Pro forma financial information.

 To be filed by amendment not later than October 6, 1998.

        (c)	Exhibits

(1)	Attached as Exhibit 1 please find the Plan of
Reorganization and Agreement by and between Biosensor
Corporation and Carolina Medical, Inc. dated May 29, 1998.


ITEM 8.  CHANGE IN FISCAL YEAR

On July 23, 1998, the Registrant determined to change its fiscal year end to June 30, 1998 from May 31, 1998. The Registrant will adopt the fiscal year of CMI, the accounting acquiror, and as such no transition report is necessary.





 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

			BIOSENSOR CORPORATION

By:_____________________________
     Ronald G. Moyer, Chief Executive Officer




































                                EXHIBIT 1

	                  PLAN OF REORGANIZATION	AND AGREEMENT


THIS PLAN OF REORGANIZATION AND AGREEMENT (the "Agreement") made this
29th day of May 1998, by and among BIOSENSOR CORPORATION, a Minnesota corporation with its principal office located at 7001 East Fish Lake Road, Maple Grove, Minnesota 55311-2833 ("Biosensor"); and CAROLINA MEDICAL, INC., a North Carolina corporation with its principal office located at 157 Industrial Drive, King, North Carolina 27021-0307 ("CMI");

	R E C I T A L S:

A.	Biosensor is and has been engaged in the design, manufacture and sale of ambulatory cardiac monitoring systems and other medical instruments and software.

B.	CMI is and has been engaged in the design, manufacture, sale and service of blood flow measurement instruments, ultrasound imaging systems, cardiac monitoring systems and other medical instruments and software.

C.	The parties desire to effect a reorganization of their respective businesses to enhance their ability to provide quality products and services.

D.	The parties desire to effect a reorganization pursuant to this
Agreement in accordance with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). It is contemplated that CMI will redomesticate to the State of Minnesota (as used in this Agreement, the definition "CMI" shall include reference to CMI of Minnesota, Inc., a Minnesota corporation, into which CMI intends to merge) and all of the outstanding shares of stock of CMI will be exchanged for shares of preferred stock of Biosensor as described below (the "Exchange").

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth below, the parties agree as follows:

1.	Share Exchange.  Biosensor and CMI are the constituent
corporations to the Exchange as contemplated by the Minnesota Business Corporation Act (the "MN Act").

1.1	Exchange.  Subject to the terms and conditions set forth in
this Agreement, from and after the Effective Time (as defined in paragraph 1.3) of the Exchange:

(a)	Common Stock. All of the issued and outstanding
shares of common stock of CMI shall be exchanged for shares of the Series A Preferred Stock of Biosensor as described in Paragraph 3.

(b)	Effect.  The separate corporate existence of CMI
shall continue as a wholly-owned subsidiary of Biosensor, and CMI shall continue to possess all of its rights, privileges, powers, immunities, purposes and franchises, of a public as well as of a private nature; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to CMI, shall remain vested in CMI.

(c)	Articles of Incorporation.  The Articles of
Incorporation of neither party shall be amended by virtue of the Exchange, and they shall continue in effect as their respective
Articles of Incorporation.

(d)	Bylaws.  The Bylaws of each party as constituted
immediately prior to the Exchange shall remain their Bylaws.

(e)	Directors and Officers. The directors and officers of
Biosensor shall be as set forth on Exhibit 1.1(e)-1, and the directors and officers of CMI shall be as set forth on Exhibit
1.1(e)-2.

1.2	Filing; Plan of Share Exchange.  The Exchange shall not
become effective unless this Agreement is duly approved by shareholders holding a majority of the shares of CMI, or such greater percentage as may be required by the MN Act. Upon fulfillment or waiver of the conditions specified in this Agreement, the parties will cause Articles of Share Exchange in substantially the form of Exhibit 1.2 (the "Articles of Share Exchange") to be executed and filed with the Secretary of State of Minnesota. The Plan of Share Exchange, which is a part of the Articles of Share Exchange, is incorporated herein by this reference, and adoption of this Agreement by the Boards of Directors of the parties and approval by CMI's shareholders shall constitute adoption and approval of the Plan of the Share Exchange.

1.3	Effective Time.  The Exchange shall be effective at the
date and hour specified in the Articles of Share Exchange filed with the Secretary of State of Minnesota (the "Effective Time"), and, notwithstanding the actual time the Articles of Share Exchange are filed with the Secretary of State of Minnesota, for tax and accounting purposes the Exchange shall be deemed to be effective as of 12:01 a.m. central time, July 1, 1998.


2.	Dissenting Shares.  Any CMI shareholder who shall have lawfully dissented from the Exchange in accordance with applicable law, and who has properly exercised such holder's rights to demand payment of the value of the holder's shares of common stock of CMI (the "Dissenting Shares") as provided by applicable law (a "Dissenting Shareholder"), shall thereafter have only such rights as are provided a Dissenting Shareholder in accordance with applicable law and shall have no rights under paragraph 3; provided; however, that if a Dissenting Shareholder shall withdraw (in accordance with applicable law) the demand for appraisal or shall become ineligible for such appraisal, then each of such Dissenting Shareholder's Dissenting Shares shall automatically cease to be a Dissenting Share and shall be converted into and represent only the right to receive the Consideration (as defined in paragraph 3(a)(i)), without interest, upon surrender of the certificate(s) representing such former Dissenting Share(s).

3.	Exchange Consideration.

(a)	Exchange Ratio; Issuance of Shares; Surrendering Procedure.

(i)	As of the Effective Time, by virtue of the Exchange
and without any action on the part of the parties or the holders of record of CMI's issued and outstanding shares of common stock ("CMI Shareholders"), each share of CMI's common stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate(s) representing such shares of CMI's common stock, .075 shares of the Series A Preferred Stock of Biosensor, and Biosensor shall by virtue of the Exchange, and without any action on the part of Biosensor, be deemed to be the holder of record of the number of outstanding shares of CMI common stock issued and outstanding prior to the Effective Time (other than Dissenting Shares). A certified copy of the resolution of Biosensor's Board of Directors establishing its Series A Preferred Stock, which describes all of its rights, privileges, limitations and other attributes, is attached as
Exhibit 3(a)(i). Any fractional shares which would result from the application of the foregoing conversion ratio shall be rounded to the nearest whole number, and no fractional shares shall be issuable by virtue of the Exchange. The shares of stock to be issued by Biosensor pursuant to this paragraph shall be referred to as the "Consideration."

(ii)	The shares of capital stock of Biosensor issued and
outstanding immediately prior to the Effective Time will not be converted, exchanged or altered in any manner as a result of the Exchange, and will remain outstanding as shares of Biosensor.


(iii)	Until surrendered, each outstanding certificate which
prior to the Effective Time represented one or more shares of CMI's common stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Consideration as described above. If issuance of the Consideration is to be made to a person other than the one in whose name a certificate surrendered is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, be free and clear of all liens, pledges, encumbrances, security interests and other restrictions and that the person requesting such payment shall pay to Biosensor any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Biosensor that such tax has been paid or is not applicable. With respect to any certificate for CMI's common stock that has been lost or destroyed, the Consideration attributable to such certificate shall be issued upon receipt of evidence and indemnity reasonably satisfactory to Biosensor of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of CMI's common stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of CMI.

(iv)	As of the Effective Time, Biosensor shall cause to be
delivered or mailed to each of CMI's Shareholders a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented shares of CMI's common stock (the "Certificates") to be exchanged for the Consideration. Upon surrender of the Certificates at Closing (defined in paragraph 4) or thereafter, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, Biosensor shall promptly (but not preceding the Effective Time) cause the Consideration to be paid to the persons entitled thereto.

(b)	Unregistered Securities.  CMI understands that (i) neither
the shares of Biosensor's Series A Preferred Stock representing the Consideration, nor the shares of Biosensor's common stock into which it is convertible, shall be registered under The Securities Act of 1933 (the "Securities Act"), as amended, or any state securities or "blue sky" laws, and as such must be held for any applicable holding period under Rule 144 of the Securities Act, or any successor rule or regulation and under any applicable state law, unless a disposition is registered under the Securities Act and under any applicable state law, or is exempt from registration, (ii) the certificates representing the Consideration (and the common stock into which it is convertible) shall bear a legend to such effect, and (iii) Biosensor will make or cause to be made a notation on its transfer books to such effect. CMI shall inform each of its shareholders of the restrictions applicable to the Consideration as described above.

(c)	Amendment to Biosensor's Charter.  Biosensor has agreed,
pursuant to paragraph 9(j), to submit to its shareholders for approval, proposals to effect a 1 for 6 reverse stock split of its issued and outstanding common stock and, following the consummation of same, to increase its authorized common stock to an amount sufficient to allow for the conversion of all of the Consideration into common stock of Biosensor. In the event that Biosensor effects either or both of these adjustments to its capital structure prior to Closing, an appropriate adjustment shall be made in the amount of and/or type of Consideration issuable as a result of the Exchange.


4.	The Closing.  Except as may otherwise be agreed by the parties, the closing (the "Closing") of the Exchange shall take place at the offices of CMI's counsel, Blanco Tackabery Combs & Matamoros, P.A., in Winston-Salem, North Carolina, at 10:00 a.m. on June 30, 1998 (the "Closing Date"), but with effect as of the Effective Time.

5.	Mutual Representations and Warranties.  In order to induce each of the parties to enter into and consummate this transaction, Biosensor makes the following representations, warranties and covenants to CMI, and CMI makes the following representations, warranties and covenants to Biosensor, on the date hereof and on the Closing Date as if made on such date. The following representations, warranties and covenants are being made by each of the representing parties only with respect to itself, and with respect to CMI its wholly-owned subsidiary, Braemar, Inc. ("Braemar"), but not with respect to Advanced Medical Products, Inc. ("AMP"), and the representations, warranties and covenants of the other party shall not be imputed to any other party to this Agreement. References to "Items" as set forth below and elsewhere in this Agreement are references to each of the parties' Disclosure Schedules, which are attached to this Agreement and incorporated herein by this reference.

(a)	No Violation.  Except as shown in Item 5(a), the execution,
delivery and performance of this Agreement and the consummation of this transaction do not and will not conflict with, contravene or result in a breach of any term or provision of, or constitute a default under, or result in the creation of any lien or encumbrance upon a party's properties or assets pursuant to, its Articles of Incorporation or Bylaws, or any agreement or other instrument to which such party is a party or by which it is bound or its properties are subject, or any law, rule, regulation, judgment, order or decree. All consents by third parties that are required to prevent or eliminate every such conflict, breach, default, lien and encumbrance shall have been validly obtained before Closing and at Closing shall be in full force and effect and valid and sufficient for such purpose.

(b)	Equipment.  Item 5(b) contains a complete list of each
party's material items of property and equipment, including all vehicles used in its business, tools, office furniture and equipment, computer equipment, equipment held for lease or rental, demo equipment, service equipment and all supplies.

(c)	Consents.  Except as set forth in Item 5(c), no
authorizations, approvals or consents of, or filings with, any governmental agency or regulatory authority or any person are required, and no federal, state or local permits, licenses and similar authorizations are necessary, in order to properly effect this transaction.

(d)	Title. Except as set forth in Item 5(d), each party has
good and marketable title in fee simple to all of its assets constituting real property and to all of its material assets constituting personal property, free and clear of any mortgage, pledge, lien, encumbrance, charge or title retention or other security arrangement.


(e)	Lawsuits.  Except as set forth in Item 5(e), there are no
pending or, to the best of their knowledge, threatened actions, suits or proceedings against any party involving its assets or operations, nor, to the best of their knowledge, is there any basis for any such action or proceeding. There is no outstanding order, judgment or decree of any court having jurisdiction in any way prohibiting the closing of this transaction or the operation of its business.

(f)	Condition of Assets.  To the best of their knowledge, all
material facilities, equipment and all other material items of tangible property comprising the assets of each party are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation, the failure to comply with which would have a material adverse effect on such party. Except as described in Item 5(f), no person other than such party owns any material items of equipment or other tangible assets or properties necessary to the operation of such party's business.

(g)	Names.  Each party uses only the names set forth in Item
5(g) in its business. To the best of their knowledge, the use of such names in the manner used by the parties does not infringe upon or violate the terms, conditions or provisions of any patent, trademark, service mark, trade name or copyright or other proprietary or similar rights of any third party or of any agreement to which such party is a party or by which such party is bound or of any judgment to which it is subject.

(h)	Tax Returns.  No party has any unpaid taxes, assessments
(special, general or otherwise) or bonds of any nature affecting its assets or business, except for 1998 ad valorem taxes which are not yet due and payable. Except as disclosed in Item 5(h), the parties have filed all returns and reports due to governmental authorities, the failure to so file would have a material adverse effect on its business, including but not limited to franchise, sales, withholding and income tax returns and reports, and no extension of due dates are in effect for any such returns and reports; each party has paid all taxes and other amounts due in respect of all such returns and reports; all such returns and reports are correct and complete to the best of their knowledge; no claim has been asserted that any such return or report is incorrect or incomplete; no audits are pending with respect to any such return or report; no party has extended the statute of limitations with respect to any tax return or report; and there are no unpaid deficiencies, additional taxes, penalties or interest.


(i)	Compliance with Laws. Except as set forth on Item 5(i),
neither party has to the best of its knowledge committed any violation of or undertaken any act in contravention of any federal, state or local statute, rule or ordinance, including those pertaining to environmental laws, pollution control, waste management, hazardous waste or any similar statute, rule or ordinance, specifically including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted thereunder, the violation of which would have a material adverse effect on such party.

(j)	Intangible Assets.  Set forth in Item 5(j) is a list of all
material intangible or intellectual property used by each party in its business (including without limitation a list of all material clients and customers, patents, trademarks, service marks, copyrights, trade secrets, proprietary information and know-how). To the best of their knowledge, there exists no restriction on the use or transfer of any such item. There are no interferences, challenges, proceedings or infringement suits pending or, to the best of their knowledge, threatened with respect to any such item. Except as set forth in Item 5(j), no party has granted a license to any other person or entity with respect to any such item.

(k)	Compensation.  Each party has properly and accurately
reflected on its books and records all compensation paid to, and perquisites provided to or on behalf of, its agents and employees.
Such compensation and perquisites have been properly and accurately disclosed in its financial statements as described in this Agreement.
Item 5(k) contains a complete list of all material employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more, sponsored or maintained by each party, including without limitation, 401(k) plan, pension and profit sharing plans, sick leave, vacation and disability policies, insurance arrangements and the like.

(l)	Affiliated Debt.  Except as set forth on their respective
financial statements as described in this Agreement, (i) no party is indebted to any of its shareholders, directors, officers, employees or agents except for amounts due as normal salaries and wages, accrued vacation and sick leave and in reimbursement of ordinary expenses on a current basis, and (ii) no such shareholder, director, officer, employee or agent is indebted to a party except for advancements for ordinary business expenses in a normal amount not to exceed $100.00 for any one person. Item 5(l) contains a complete list of all of such indebtedness, regardless of whether it is set forth on a party's financial statements.

(m)	Records.  The books of account and other corporate records
of each party, including minute books and stock transfer books, are in all material respects complete, correct and current, and have been maintained in accordance with good business practices and the matters contained therein are accurately reflected in all material respects on their financial statements as described in this Agreement, to the extent appropriate.

(n)	Warranties.  There are no claims existing or, to the best
of their knowledge, threatened under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement. Item 5(n) sets forth a description of all material, express warranties given by such party in the operation of its business.


(o)	No Options.  Except as set forth in Item 5(o), there are no
existing agreements, options, commitments or rights with, of or to any person or entity to acquire any of the assets, properties or rights of a party, except for those contracts entered into in the normal course of business consistent with past practice for the provision of services.

(p)	Accounts Receivable.  All rights to the payment of money,
whether or not earned by performance, and all accounts receivable, prepaid expenses, unbilled costs and fees, accounts, notes and other receivables of each party (including receivables from shareholders, directors, officers and employees), a detailed schedule of which as of the dates shown therein is set forth in Item 5(p), are valid and genuine; have arisen solely out of bona fide sales of product, performance of services and other business transactions in the ordinary course of business consistent with past practice; to the best of their knowledge, are not subject to valid defenses, set-offs or counterclaims; and, to the best of their knowledge, are collectible within ninety (90) days after billing at the full recorded amount thereof. There are no pending or, to the best of their knowledge, proposed or threatened actions, proceedings or audits by any governmental authority which is also a client or customer of any party pursuant to which such governmental authority is seeking to renegotiate any rates and charges previously established with any such authority for any existing receivables. The allowance for collection losses on each party's financial statements as described in this Agreement has been determined in accordance with generally accepted accounting principles consistent with past practice and, to the parties knowledge, are reasonably sufficient in amount as of this date and will be as of the Closing Date.

(q)	Insurance.  The assets, properties and operations of each
party are insured under various policies of general liability, property and casualty, errors and omissions and other forms of insurance, all of which are described in Item 5(q), which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no known existing default or known event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums due thereon to date have been paid in full. No party has been refused any insurance coverage, nor has any such coverage been limited, by any insurance carrier to which it has applied for such insurance or with
which it has carried insurance.   Item 5(q) also contains a true and
complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of each of the parties.


(r)	Undisclosed Liabilities.  Neither party has any liabilities
or obligations with respect to its business, either direct or indirect, matured or unmatured, or absolute, contingent or otherwise, except (i) those liabilities or obligations set forth on its financial statements described in this Agreement and not heretofore paid or discharged; (ii) liabilities arising in the ordinary course of business under any agreement, commitment or plan as disclosed in Item 5(k); and (iii) those liabilities or obligations incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business since such party's Interim Balance Sheet Date (as defined in paragraphs 6(b) and 7(b)). Liabilities described in (ii) and (iii) herein are not, in the aggregate, materially greater in amount or type than the liabilities shown on the Financial Statements described in this Agreement.

(s)	No Interest in Other Entities.  Except as disclosed in Item
5(s), no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any corporation, association, partnership, joint venture or other legal entity is owned by a party.

(t)	Transactions with Affiliates.  No shareholder, director,
officer or employee of a party, or any member of his/her immediate family or any other of its, his or her affiliates, owns or has a five percent (5%) or more ownership interest in any corporation, other entity or proprietorship that is or was during the last three (3) years a party to, or in any property which is or was during the last three
(3) years the subject of, any material contract, agreement or understanding, business arrangement or relationship with such party, except as set forth in Item 5(t).

(u)	Leased Real Property.  Item 5(u) contains a true and
correct listing of all leases of real property by each party as lessor or sublessor, and to such party as lessee or sublessee, true and complete copies of every such lease and sublease being attached to the Disclosure Schedules. Each such lease and sublease is, and as of the Effective Time shall be, in full force and effect and has not been assigned, modified, supplemented or amended and, to the best of their knowledge, neither a party hereto nor the landlord or (sub)lessee under any such lease is in default thereunder, and no circumstances or state of facts presently exist which, with the giving of notice or passage of time, or both, would permit the other party to such lease or sublease to terminate the same.


(v)	Employee Benefit Plans.  Set forth on Item 5(k) is an
accurate and complete list of all employee benefit plans within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not such employee benefit plans are otherwise exempt from the provisions of ERISA. No party maintains or contributes to any employee benefit plan subject to ERISA which is not, or in the past has not been, in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under the Code. No party has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan, and neither party knows of any facts or circumstances which might give rise to any such liability. Full payment has been made of all amounts which such party is required, under applicable law or under the terms of any employee benefit plan or any agreement relating thereto, to have paid as contributions thereto as of the last day of the most recent fiscal year of such employee benefit plan ended prior to the date of this Agreement. Each party has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any such plan or related agreements. Each employee benefit plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service, and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. No party (or its predecessors) has been a party to any "multi-employer plan" as defined by Section 3(37) of ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any employee benefit plan maintained by a party, and no party has engaged in any transaction with respect to an employee benefit plan which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor has its directors, officers or employees, to the extent any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under ERISA. The execution of, and consummation of the transactions contemplated by, this Agreement do not and will not constitute a triggering event under any employee benefit plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any of its employees, former employees or directors.

(w)	Conditions Affecting the Parties.  Except as described in
Item 5(w), there is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, personnel, vendors, suppliers, operations, assets or prospects of a party's business which are known to such party which would materially adversely affect its business, operations or prospects considered as a whole, other than such conditions as may affect the economy generally. Neither party has any reason to believe that any loss of any employee, agent, client, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated by this Agreement.

(x)	Advances and Deposits.  Item 5(x) contains a complete list
of each party's employee advances, refundable deposits and refundable dues, in each case in excess of $100, as of the dates shown therein.


(y)	Inventories.  Item 5(y) contains a complete list of all
material items of each party's inventories as of the dates shown therein. The inventory of the parties consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all material portions thereof being merchantable and fit for the purpose for which it was procured or manufactured, subject only to the reserve for inventory writedown set forth on such party's balance sheet contained its Financial Statements described herein, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of such party.

(z)	Software.  Item 5(z) contains a complete list of all
material software licensed by or to each of the parties.

(aa)	Contracts.  Item 5(aa) contains a complete list of each
party's material agreements, contracts and leases relating to its business; true and complete copies of each such contract being attached thereto.

(bb)	Life Insurance Policies.  Item 5(bb) contains a complete
list of all life insurance policies owned by each party on the life of any shareholder, director, officer or employee, subject to policy loans outstanding in the amounts shown in the Disclosure Schedules as of the dates shown therein.

(cc)	Licenses and Permits.  Item 5(cc) contains a true, correct
and complete list of all material governmental permits, licenses, registrations and other governmental consents which each party has obtained in connection with its assets or operations, and to the best of their knowledge no others are required. All such permits, licenses, registrations and consents are in full force and effect, and the continued validity thereof shall not be adversely affected by the consummation of the Exchange. No party has received any notice of any claim of revocation of any such permit, license, registration or other consent, nor does any party have knowledge of any event which might give rise to such a claim.

(dd)	Accounts.  Item 5(dd) lists the name and address of every
financial institution at which a party maintains an account (whether checking, savings or otherwise), lock box or safety deposit box for its business, and the account numbers and names of persons having signing authority or other access thereto.

(ee)	Employees.  Except as set forth in Item 5(ee), no officer
or key employee, or any group of key employees, intends to terminate his, her or their employment with the party, nor does the party have a present intention to terminate the employment of any of the foregoing. To the party's knowledge it has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the party's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreements, or that would interfere with the use of his or her best efforts to promote the interests of such party or that would materially conflict with the party's business as currently proposed to be conducted.


(ff)	Labor Agreements and Actions.  Neither party is bound by or
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express of implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the party's knowledge, has sought to represent any of the employees, representatives or agents of such party. There is no strike or other labor dispute involving either party pending or, to the party's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of such party (as such business is presently conducted and as it is proposed to be conducted), nor is the party aware of any labor organization activity involving its employees.

(gg)	Patents and Trademarks.  A complete and accurate list of
all patents, patent applications, licenses, trademarks and copyrights owned by the party is set forth in Item 5(gg). Each party has sufficient title and ownership of, or licenses to, all patents, trademarks, trade names, copyrights, trade secrets, information, proprietary rights and processes, without any conflict with or infringement of the rights of others, necessary for its business as now conducted and as currently proposed to be conducted. Except as set forth in Item 5(gg), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is such party bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The party has not received any communications alleging that it has violated, or by conducting its business as proposed would violate, any patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(hh)	Accuracy.  The information set forth in the parties'
respective Disclosure Schedules is true, complete and accurate in all material respects.

(ii)	Representations.  No representation or warranty by a party
in this Agreement or any instrument, certificate or statement furnished pursuant hereto, or in connection with this transaction, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

6.	Representations and Warranties of Biosensor.  In order to induce
CMI to enter into and consummate this transaction, in addition to the other representations, warranties and covenants set forth elsewhere in this Agreement, Biosensor represents, warrants and covenants to and with CMI on the date hereof and unless otherwise indicated, on the Closing Date as follows:


(a)	Authority.  Biosensor is a corporation duly formed and
validly existing under the laws of the State of Minnesota, and is duly qualified in the State(s) listed in Item 6(a). Subject to satisfaction of the conditions to Closing set forth in Section 10, Biosensor has full power and authority to enter into and to perform its obligations under this Agreement, and this Agreement is, and all other documents delivered to CMI at Closing will be, duly executed and delivered on behalf of Biosensor, and the legal, valid and binding obligations of Biosensor, enforceable in accordance with their respective terms.

(b)	Financial Statements.  Attached to Item 6(b) of Biosensor's
Disclosure Schedules are financial statements of Biosensor (collectively, "Biosensor's Financial Statements"), consisting of a Balance Sheet and Statement of Operations dated May 31, 1997 and 1996 audited by McGladrey & Pullen, and an internally prepared Statement of Income and Expenses and Balance Sheet as of February 28, 1998 (the "Interim Balance Sheet Date"). Each of Biosensor's Financial Statements fairly present in all material respects the financial position and results of operations of Biosensor as of the dates thereof and for the periods indicated. Since the Interim Balance Sheet Date, there has been, and will be, no material adverse change in the financial condition, results of operations, business or prospects of Biosensor, nor has there been any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that has had a material adverse effect on Biosensor, its assets or business. Since the Interim Balance Sheet Date, Biosensor has not engaged, and will not engage, in any transaction not in the ordinary course of business, including the transactions described in Section 8(c). The internally prepared Financial Statements described above contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the period then ended.

(c)	Capitalization.  As of the date hereof, but not as of the
Closing, the entire authorized capital of Biosensor consists of 5,000,000 shares of capital stock, 4,850,000 of which are designated as Class A Common Stock and 150,000 of which have been designated Series A Preferred Stock (each of which is convertible into 96 shares of common stock). Of the 4,850,000 shares of Class A Common Stock authorized, 2,843,055 shares are issued and outstanding. There are no shares of Series A Preferred Stock issued and outstanding. Except as provided above or in Item 6(c) of Biosensor's Disclosure Schedules, there are no authorized, outstanding or existing (i) voting trusts or other agreements or understandings with respect to the voting of Biosensor's stock; (ii) securities convertible into or exchangeable for capital stock of Biosensor; (iii) options, warrants or other rights (including preemptive rights) to purchase, repurchase or to subscribe for any of Biosensor's capital stock, or any authorized but unissued shares of Biosensor's capital stock; (iv) agreements of any kind relating to the issuance of capital stock of Biosensor or any other type or form of securities or any options, warrants or rights; or (v) agreements of any kind which may obligate Biosensor to issue or repurchase any of its securities. None of the issued and outstanding shares of Biosensor has been issued in violation of any preemptive or other rights of stockholders.


(d)	Shares.  The Consideration will, upon the issuance and
delivery thereof in accordance with this Agreement, constitute legally and validly authorized and issued, fully paid and nonassessable shares of Series A Preferred Stock of Biosensor. The shares of stock of Biosensor representing the Consideration will be issued to CMI's Shareholders in compliance with all applicable laws, rules and regulations, including the Securities Act and state securities or "blue sky" laws.

(e)	Reports.  Since December 31, 1994, Biosensor has filed all
reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) The Securities and Exchange Commission ("SEC"), including but not limited to, Forms 10K, Forms 10Q and Proxy Statements, and (ii) all other governmental authorities maintaining regulatory jurisdiction over Biosensor. All such reports and statements filed with any such regulatory body or authority are collectively referred to as the "Biosensor Reports." As of their respective dates, the Biosensor Reports complied in all material respects with all the rules and regulations promulgated by the SEC, any applicable state securities authorities, and all other governmental or regulatory bodies or authorities maintaining jurisdiction over Biosensor, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information regarding Biosensor supplied by Biosensor for inclusion in any documents to be filed with the SEC or any regulatory authority in connection with this transaction will, at the respective times such documents are filed with the SEC or any regulatory authority and, with respect to any proxy statement when mailed and at the time of the meeting of shareholders referred to therein, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading. All documents (or portions thereof) which Biosensor prepares and is responsible for filing with the SEC and any other regulatory authority or body in connection with this transaction will comply as to form and substance in all material respects with the provisions of applicable law; provided, however, Biosensor disclaims any responsibility or liability for information included in such filings that was provided by CMI, its agents or representatives.

(f)	Contracts.  Item 6(f) lists the following contracts and
other agreements to which Biosensor is a party:

(i)	Any agreement (or group of related agreements) for
the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

(ii)	Any agreement (or group of related agreements) for
the purchase or sale of raw materials, commodities, supplies, products or other personal property; for the furnishing or receipt of services, the performance of which will extend over a period of more than one year; or which will result in a loss to Biosensor, or involve consideration, in excess of $25,000;

(iii)	Any agreement concerning a partnership or joint
venture;

(iv)	Any agreement (or group of related agreements) under
which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

(v)	Any agreement concerning confidentiality or
noncompetition;

(vi)	Any written agreement for the employment of any
individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or providing severance benefits;

(vii)	Any agreement under which it has advanced or loaned
any amount to any of its directors, officers and employees outside the ordinary course of business;

(viii)	Any agreement under which the consequences of a
default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of Biosensor; or

(ix)	Any other agreement (or group of related agreements)
the performance of which involves consideration in excess of $50,000.

Biosensor has delivered to CMI a correct and complete copy of each written agreement listed in Item 6(f) (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to therein. With respect to each such agreement:
(A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of this transaction; (C) Biosensor is not in breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a breach or default by Biosensor, or permit termination, modification or acceleration, under such agreement, and (D) no party has repudiated any provision of the agreement.

70	Representations and Warranties of CMI.  In order to induce
Biosensor to enter into and consummate this transaction, in addition to the other representations, warranties and covenants set forth in this Agreement, CMI represents, warrants and covenants to and with Biosensor on this date and as of the Closing Date as follows:


(a)	Corporate Organization of CMI.  CMI is a corporation duly
organized, validly existing, and in good standing under the laws of the State of North Carolina. Following the completion of CMI's redomestication to Minnesota, CMI shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Subject to satisfaction of the conditions to Closing set forth in Section 9, CMI has full power and authority to enter into and to perform its obligations under this Agreement, and this Agreement is, and all other documents delivered to Biosensor at Closing will be, duly executed and delivered on behalf of CMI, and the legal, valid and binding obligations of CMI, enforceable in accordance with their respective terms.

(b)	Financial Statements. Attached to Item 7(b) of CMI's
Disclosure Schedules are financial statements of CMI (collectively "CMI's Financial Statements") consisting of a Balance Sheet and Statement of Operations dated June 30, 1997 and June 30, 1996, audited by Royster Smith Shelton & Co., and an internally prepared Balance Sheet and Statement of Income and Expenses as of March 31, 1998 ("CMI's Interim Balance Sheet Date"). Also attached to Item 7(b) is an internally prepared Balance Sheet and Statement of Income and Expenses (collectively "Braemar's Financial Statements") as of March 31, 1998 ("Braemar's Interim Balance Sheet Date"). Each of CMI's and Braemar's Financial Statements fairly present in all material respects the financial position and results of operations of CMI or Braemar as of the date thereof and for the periods indicated. Since the respective Interim Balance Sheet Dates for CMI and Braemar, there has been, and will be, no material adverse change in the financial condition, results of operations, business or prospects of CMI or Braemar, as the case may be, nor has there been any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that has a material adverse effect on CMI, its assets or business. Since the Interim Balance Sheet Date, neither CMI nor Braemar has engaged, and neither will engage, in any material transaction not in the ordinary course of business, including the transactions described in Section 8(e). The internally prepared Financial Statements described above contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the period then ended.

(c)	Capitalization.  The entire authorized capital stock of CMI
consists of 4,000,000 shares of common stock, par value $.20 per share, of which 1,974,608 shares are currently issued and outstanding and owned of record and beneficially as listed in Item 7(c) of CMI's Disclosure Schedules. Except as described in Item 7(c) of CMI's Disclosure Schedules, there are no authorized, outstanding or existing
(i) voting trusts or other agreements or understandings with respect to the voting of CMI's stock; (ii) securities convertible into or exchangeable for CMI's capital stock; (iii) options, warrants or other rights (including preemptive rights) to purchase, repurchase or subscribe for any of CMI's capital stock, or any authorized but unissued shares of CMI's capital stock; (iv) agreements of any kind relating to the issuance of stock of CMI, any other type or form of securities or any options, warrants or rights; or (v) agreements of any kind which may obligate CMI to issue or repurchase any of its shares of capital stock.

(d)	Intentionally Omitted.

(e)	Contracts.  Item 7(e) lists the following contracts and
other agreements to which CMI or Braemar is a party:

(i)	Any agreement (or group of related agreements) for
the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

(ii)	Any agreement (or group of related agreements) for
the purchase or sale of raw materials, commodities, supplies, products or other personal property; for the furnishing or receipt of services, the performance of which will extend over a period of more than one year; or which will result in a loss to CMI or Braemar, or involve consideration, in excess of $25,000;

(iii)	Any agreement concerning a partnership or joint
venture;

(iv)	Any agreement (or group of related agreements) under
which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

(v)	Any agreement concerning confidentiality or
noncompetition;

(vi)	Any written agreement for the employment of any
individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or providing severance benefits;

(vii)	Any agreement under which it has advanced or loaned
any amount to any of its directors, officers and employees outside the ordinary course of business;

(viii)	Any agreement under which the consequences of a
default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of CMI or Braemar; or

(ix)	Any other agreement (or group of related agreements)
the performance of which involves consideration in excess of $50,000.


CMI has delivered to Biosensor a correct and complete copy of each written agreement listed in Item 7(e) (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to therein. With respect to each such agreement:
(A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of this transaction; (C) neither CMI nor Braemar is in breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a breach or default by CMI or Braemar, or permit termination, modification or acceleration, under such agreement, and (D) no party has repudiated any provision of the agreement.

80	Mutual Covenants.  The parties each agree that pending Closing, except as otherwise agreed to in writing by the other party:

(a)	Consummation of Agreement.  They shall use their reasonable
efforts to perform and fulfill all conditions and obligations on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

(b)	Prohibition Against Employment of Personnel.  In the event
this transaction is not consummated, no party shall offer employment to any employee of the other or any of its affiliates for a period of twenty-four (24) months from the effective date of Closing.

(c)	Confidential Information.  The parties agree to receive and
treat Confidential Information, as defined below, on a confidential and restricted basis and to undertake the following additional obligations with respect to the Confidential Information:

(i)	To use the Confidential Information for the sole
purpose of evaluating the feasibility of consummating the transactions described in this Agreement;

(ii)	Not to disclose Confidential Information to any
entity, individual, corporation, partnership, sole proprietorship, supplier, customer, client, attorney or accountant without the express written consent of the providing party, except for purposes of consummating or evaluating this transaction;

(iii)	To return all Confidential Information to the
provider thereof and to destroy all notes and records regarding the Confidential Information, upon the termination of this transaction within five (5) days of receiving a written request from the providing party and to provide a written certification to the providing party that the recipient party has not retained any Confidential Information and has destroyed all notes and records regarding the Confidential Information prepared by or on behalf of the recipient;

(iv)	To cause all agents and employees of a party,
including the agents and employees of any parent, subsidiary or affiliated corporations or business entities, having access to the Confidential Information to comply with the terms and conditions of this paragraph 8(c); and


(v)	For purposes of this Agreement, "Confidential
Information" shall mean all written and verbal information provided by any party to the other in connection with this transaction regardless of its labeling as "Confidential." Confidential Information shall include, without limitation or restriction, any and all customer lists, pricing information, financial statements and information, agreements, records, supplier contracts, customer contracts, trade secrets, and business practices and methodologies.

(d)	Conduct of Business.  Their businesses shall be conducted
solely in the ordinary course consistent with past practice.

(e)	Negative Covenants.  No party shall:

(i)	Incur any liabilities, other than liabilities
incurred in the ordinary course of business consistent with past practice, or discharge or satisfy any lien or encumbrance, or pay any liabilities, other than in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any liabilities of which the failure to pay or discharge will cause any material damage or risk of material loss to any of its assets or properties;

(ii)	Sell, encumber, assign or transfer any of its
material assets or properties, except for the sale of inventory in the ordinary course of business consistent with past practice;

(iii)	Create, incur, assume or guarantee any indebtedness
for money borrowed, or mortgage, pledge or subject any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(iv)	Make or suffer any amendment or termination of any
material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancel, modify or waive any substantial debts or claims held by it or waive any rights of substantial value, whether or not in the ordinary course of business;

(v)	Distribute any assets to any shareholder;

(vi)	Suffer any material adverse change in its business,
operations, assets, properties or financial condition;

(vii)	Make commitments or agreements for any material
capital expenditures or capital additions or betterments, except such as may be involved in ordinary and necessary repair, maintenance or replacement of its assets;


(viii)	Renew, extend, modify or enter into any
existing or new employment contract, or increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, shareholders, directors, officers and employees or make any increase in, or any addition to, other benefits to which any of its employees may be entitled;

(ix)	Change any of the accounting principles followed by
it or the methods of applying such principles;

(x)	Except as otherwise described in this Agreement or
any party's Disclosure Schedules, enter into any transaction other than in the ordinary course of business consistent with past practice;

(xi)	Change its Articles of Incorporation (except, in the
case of Biosensor, for those changes as described in this Agreement) or Bylaws, or issue any additional shares or options, warrants or other rights to acquire any of its shares or other securities (except, in the case of CMI, as described on Exhibit 8(e)(xi); or

(xii)	Agree to any of the foregoing.

(f)	Maintenance.  They shall continue to maintain and service
the physical assets used in the conduct of their businesses in the same manner as has been their consistent past practice.

(g)	Employees.  They shall use reasonable efforts to keep
available the services of the present employees and agents of their businesses and to maintain the relations and goodwill with their suppliers, clients, customers, distributors and any others having business relations with them.

(h)	Insurance.  They shall notify the other party of any
changes in the terms of its insurance policies and binders.

(i)	Compliance with Laws.  They shall comply with all laws,
ordinances, rules, regulations and orders applicable to their businesses or operations, assets or properties in respect thereof, the noncompliance with which might materially adversely affect its business.


(j)	Disclosure.  Each party shall promptly disclose to the
other party any information contained in its representations, warranties, Exhibits or Disclosure Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Effective Time; provided, however, but except as allowed pursuant to paragraph 23, that none of such disclosures shall be deemed to modify, amend or supplement such party's representations, warranties, Exhibits or Disclosure Schedules for the purposes of paragraphs 5, 6 and 7, unless the other party has consented thereto in writing.

(k)	Representations and Warranties.  Each party shall use
reasonable efforts to conduct its business in such a manner that as of the Effective Time its representations and warranties contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date. Furthermore, each party shall cooperate with the other party and use reasonable efforts to cause all of the conditions to its obligations under this Agreement to be satisfied on or prior to the Closing Date.

(l)	No Mortgaging.  No party shall, directly or indirectly,
sell or encumber all or any part of its assets, other than in the ordinary course of its business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

(m)	Inspection and Access.  Each party shall give to the other
party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with shareholders, employees, accountants, counsel and agents for the purpose of making such investigations as they shall desire to make, provided that such investigations shall not unreasonably interfere with the investigated party's business operations. Furthermore, each party shall furnish to the other party all such documents and copies of documents and records and information with respect to the affairs of its business and copies of any working papers relating thereto as any party shall from time to time reasonably request and shall permit any party and its agents to make such physical inventories and inspections of the assets of its business as any party may request from time to time.

90	Conditions Precedent to CMI's Obligations.  All obligations of
CMI under this Agreement are subject to the fulfillment or satisfaction, prior to or as of the Closing Date, of each of the following conditions precedent:


(a)	Accuracy of Representations and Warranties.  The
representations and warranties of Biosensor contained in this Agreement or in any Exhibit, Disclosure Schedule, certificate or document delivered by Biosensor to CMI pursuant to this Agreement shall have been true on this date without regard to any updates furnished by Biosensor after this date and shall be true as of the Effective Time with the same effect as though such representations and warranties were made as of such date. For purposes of determining the truth or accuracy of Biosensor's representations and warranties as of the Effective Time under this provision only, use of the terms "material" or "materiality" in or with respect to Biosensor's representations and warranties shall mean the loss or potential loss of $100,000 or more.

(b)	Compliance with Agreement.  Biosensor shall have performed
and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)	Legal Opinion.  Furber Timmer Zahn, PLLP, legal counsel for
Biosensor, shall have delivered to CMI a written opinion, dated the Closing Date, which shall be in form and substance reasonably satisfactory to CMI and its counsel.

(d)	No Suits.  As of the Effective Time, no suit, action or
other proceeding, or injunction or final judgment relating thereto of which any party has received notice, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation of which any party has received notice that might result in any such suit, action or proceeding shall be pending or threatened.

(e)	Consents.  All of the consents and approvals described in
paragraph 5(c) shall have been obtained, together with all other consents or approvals which are reasonably determined by CMI to be necessary to the consummation of this transaction, and evidence thereof shall be provided to CMI at or prior to Closing.

(f)	No Material Adverse Effect.  The business, operations,
assets, properties or prospects of Biosensor's business shall not have been, or be threatened to be, adversely affected in any material way as a result of any event or occurrence. For purposes of this provision only, "materiality" shall mean the loss or potential loss of $100,000 or more.

(g)	Employment Agreements.  Each of the key employees of
Biosensor identified on Exhibit 9(g) shall have executed and delivered to it an employment agreement in form and content satisfactory to CMI.

(h)	Shareholder Approval.  The shareholders of CMI shall have
approved the Exchange as required by applicable law, and CMI
Shareholders holding no more than five percent (5%) of its common stock shall have given effective notice of intent to seek appraisal rights with respect to his or her shares of capital stock of CMI.

(i)	Release of Guaranty.  Biosensor's guaranty with regard to
all financing for the construction and/or acquisition of Biosensor's facility at 7001 East Fish Lake Road, Maple Grove, Minnesota shall be terminated and released, and evidence of same shall be provided to CMI.


(j)	Reverse Stock Split, Etc.  Biosensor shall have prepared
and submitted to its shareholders a Proxy Statement which relates to proposals to (A) effectuate a 1 for 6 reverse stock split of all the outstanding shares of common stock of Biosensor and (B) amend Biosensor's Articles of Incorporation to (i) change Biosensor's name to "BIOTEL Inc.," and (ii) increase the amount of authorized common stock (following the effectuation of the reverse stock split described above) to 10,000,000 shares. CMI shall have the right to approve the form and content of this Proxy Statement, and Biosensor agrees that it shall use reasonable efforts to cause a meeting of shareholders to be held to act on the foregoing matters no later than July 31, 1998; provided, the parties acknowledge that certain aspects of holding a shareholders' meeting are not within the control of Biosensor.

(k)	Merger Consideration.  Biosensor shall have made the
aggregate Consideration available for issuance to CMI's Shareholders upon satisfaction of the surrender procedures set forth in this Agreement.

(l)	Certificate of Officer.  Biosensor shall deliver to CMI a
certificate signed by Biosensor's chief executive officer and chief financial officer to the effect that each of the conditions specified in Section 9(a), (b), (f) and (j) have been satisfied in all respects.

100	Conditions Precedent to Biosensor's Obligations.  All obligations of Biosensor under this Agreement are subject to the fulfillment or satisfaction, prior to or as of the Closing Date, of each of the following conditions precedent:

(a)	Accuracy of Representations and Warranties.  The
representations and warranties of CMI contained in this Agreement or in any Exhibit, Disclosure Schedule, certificate or document delivered by CMI to Biosensor pursuant to this Agreement shall have been true on this date without regard to any updates furnished by CMI after this date and shall be true as of the Effective Time with the same effect as though such representations and warranties were made as of such date.

(b)	Compliance with Agreement.  CMI shall have performed and
complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)	Legal Opinion. Blanco Tackabery Combs & Matamoros, P.A.,
legal counsel for CMI, shall have delivered to Biosensor a written opinion, dated the Closing Date, which shall be in form and substance reasonably satisfactory to Biosensor and its counsel.


(d)	No Suits.  As of the Effective Time, no suit, action or
other proceeding, or injunction or final judgment relating thereto of which any party has received notice, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of this transaction, and no investigation of which any party has received notice that might result in any such suit, action or proceeding shall be pending or threatened.

(e)	Consents.  All of the consents and approvals described in
paragraph 5(c) shall have been obtained, together with all other consents or approvals which are reasonably determined by Biosensor to be necessary to the consummation of this transaction, and evidence thereof shall be provided to Biosensor at or prior to Closing.

(f)	No Material Adverse Effect.  The business, operations,
assets, properties or prospects of CMI's business shall not have been, or be threatened to be, adversely affected in any way as a result of any event or occurrence.

(g)	CMI Shareholder Approval.  CMI's shareholders shall have
approved the Exchange as required by NC law and MN law and CMI Shareholders holding no more than five percent (5%) of CMI's common stock shall have given effective notice of intent to seek appraisal rights with respect to his or her shares of capital stock of CMI.

(h)	Certificate of Officer.  CMI shall deliver to Biosensor a
certificate signed by CMI's chief executive officer and chief financial officer to the effect that each of the conditions specified in Section 10(a), (b) and (g) have been satisfied in all respects.

110	Indemnity.

(a)	By Biosensor.  Biosensor agrees to indemnify and hold CMI
and its directors, officers, employees, agents and representatives (an "Indemnified Party") harmless from and against any and all losses, costs, expenses, damages or liabilities (including, without limitation, court costs and attorneys' fees) incurred or suffered by an Indemnified Party arising out of, resulting from or attributable to any breach of any agreement or covenant or any representation or warranty by Biosensor contained in or given pursuant to this Agreement, regardless of the nature or the manner in which any such claims or liabilities arise.

(b)	By CMI.  CMI agrees to indemnify and hold Biosensor and its
directors, employees, agents and representatives (an "Indemnitee") harmless from and against any and all losses, costs, expenses, damages or liabilities (including, without limitation, court costs and attorney's fees) incurred or suffered by an Indemnitee arising out of, resulting from, or attributable to any breach of any agreement or covenant or any representation or warranty by CMI contained in or given pursuant to this Agreement, regardless of the nature or the manner in which any such claims or liabilities arise.


(c)	Limitations.  Notwithstanding any provision contained
herein to the contrary, an Indemnified Party or Indemnitee shall have no claim for indemnification hereunder unless such claim is asserted by the Indemnified Party or Indemnitee within 120 days after discovery and gives written notice to the indemnifying party of the discovery of any breach of any covenant, warranty, representation or agreement giving rise to a claim for indemnification as provided in this paragraph and such claim is asserted, as provided in this paragraph, not later than two (2) years from Closing. In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or (ii) any proceeds received by such party from any insurance policy with respect thereto. No party shall be liable under this provision for a loss resulting from any event relating to a breach of any representation or warranty if it can be established that the Indemnified Party or the Indemnitee had actual knowledge on or before Closing of such event. Further, an Indemnified Party or Indemnitee shall be entitled to indemnification only when, and only with respect to amounts by which, the aggregate of all indemnifiable claims asserted by such party exceeds the sum of $25,000.

120	Remedies.  Nothing contained in this Agreement is intended to be or shall be construed so as to limit the remedies which either party may have against the other in the event of a breach by either party of any representation, warranty or agreement made under or pursuant to this Agreement, it being intended that any remedy shall be cumulative and not exclusive. The parties agree that if any party is obligated to, but nevertheless does not, consummate this transaction, then the other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In any action for specific performance by any party against any other party, the other party shall not plead adequacy of damages at law.

130	No Public Announcement.  The parties agree that they will make no public announcements concerning the Exchange or which makes reference to this transaction, unless each party has previously agreed to the content of such announcement or unless it is otherwise required by law.

140	Notices.  All notices and other communications under this
Agreement shall be sufficient if given in writing and if delivered personally, with a receipt thereof obtained, or mailed, certified or registered mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, or by telecopier transmission to the parties at their respective addresses as set forth at the heading of this Agreement or to such other address as any party may designate from time to time by written notice to the other party.

Notices to CMI shall be sent with a copy to:

Blanco Tackabery Combs & Matamoros, P.A.
P.O. Drawer 25008
Winston-Salem, NC   27114-5008
Attn:  Brian L. Herndon

Notices to Biosensor shall be sent with a copy to:

Furber Timmer Zahn, PLLP
1100 One Financial Plaza
120 South Sixth Street
Minneapolis, MN 55402-1801
Attn: Kevin S. Spreng

150	Expenses. The parties shall pay their own expenses incurred in connection with this Agreement.

160	Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign all or any of its rights hereunder without the prior written consent of the other party.

170	Survival.  Notwithstanding any investigation by any party, all representations, warranties and agreements of any party made under or pursuant to this Agreement shall survive Closing for a period of two (2) years from the effective date of this transaction.

180	Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

190	Liability for Finders' Fee.  Each party represents to the other party that it has not used the services of any broker or finder in connection with this transaction, and each party agrees to indemnify and hold the other party harmless from any and all liabilities (including, without limitation, court costs and attorneys' fees) for brokerage commissions or finders' fees claimed to be due or owing to any third party in connection with this transaction insofar as such claims shall be based on arrangements or agreements made by or on behalf of CMI or Biosensor, as the case may be.

200	Complete Agreement.  This Agreement and the documents and
instruments contemplated hereby and thereby supersede all prior negotiations, agreements and understandings, whether oral or written, and may not be amended or supplemented except by an instrument, in writing, signed by the party or parties to be charged.

210	Counterparts.  This Agreement may be executed in any  number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

220	Further Assurances; Access to Information.  The parties agree that each will, at any time prior to, at or after the Effective Time, duly execute and deliver to the other any additional documents and instruments which the other may reasonably determine are necessary in connection with the consummation of this transaction.

230	CMI's Schedules. Biosensor acknowledges that neither CMI nor its legal counsel have yet to review CMI's Schedules, and the Schedules previously provided by CMI to Biosensor are in draft form. CMI shall have until the close of business on June 5, 1998 to review its Schedules with its counsel if it so chooses, to supplement any previously provided Schedule and to provide any Schedule which was not provided to Biosensor as of or prior to the execution of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.





	SEE SEPARATE SIGNATURE PAGES

	SEPARATE SIGNATURE PAGE
	TO
	PLAN OF REORGANIZATION AND AGREEMENT



CAROLINA MEDICAL, INC., a North Carolina corporation

By:
Name:
Title:


	SEPARATE SIGNATURE PAGE
	TO
	PLAN OF REORGANIZATION AND AGREEMENT



BIOSENSOR CORPORATION, a Minnesota
  corporation

By:
Name:
Title:









	LIST OF EXHIBITS


Exhibit 1.1(e)-1	-	Directors and Officers of Biosensor
Exhibit 1.1(e)-2	-	Directors and Officers of CMI
Exhibit 1.2		-	Articles of Share Exchange
Exhibit 3(a)(1)	-	Board of Directors Resolutions of Biosensor
Exhibit 8(e)(xi)	-	CMI Share Matters
Exhibit 9(g)		-	Key Employees

	BIOSENSOR DISCLOSURE SCHEDULES

	INDEX



Item 5(a)	-	Violations of Agreements, etc.
Item 5(b)	-	Equipment
Item 5(c)	-	Consents
Item 5(d)	-	Title Matters
Item 5(e)	-	Lawsuits and Claims
Item 5(f)	-	Condition and Ownership of Assets
Item 5(g)	-	Business Names
Item 5(h)	-	Taxes
Item 5(i)	-	Compliance with Laws
Item 5(j)	-	Intangible Assets
Item 5(k)	-	Employment Benefit Plans
Item 5(l)	-	Affiliated Debt
Item 5(n)	-	Warranties
Item 5(o)	-	Options with respect to Assets, etc.
Item 5(p)	-	Receivables
Item 5(q)	-	Insurance
Item 5(s)	-	Equity Investments
Item 5(t)	-	Transactions with Affiliates
Item 5(u)	-	Leased Real Property
Item 5(w)	-	Conditions Affecting the Parties
Item 5(x)	-	Advances and Deposits
Item 5(y)	-	Inventories
Item 5(z)	-	Software Licenses
Item 5(aa)	-	Contracts
Item 5(bb)	-	Life Insurance Policies
Item 5(cc)	-	Licenses and Permits
Item 5(dd)	-	Accounts
Item 5(ee)	-	Employees
Item 5(gg)	-	Patents and Trademarks
Item 6(a)	-	List of States Biosensor is Qualified to Do Business In
Item 6(b)	-	Financial Statements
Item 6(c)	-	Uncompleted Contracts
Item 6(f)	-	Contracts

	CMI DISCLOSURE SCHEDULES

	INDEX



Item 5(a)	-	Violations of Agreements, etc.
Item 5(b)	-	Equipment
Item 5(c)	-	Consents
Item 5(d)	-	Title Matters
Item 5(e)	-	Lawsuits and Claims
Item 5(f)	-	Condition and Ownership of Assets
Item 5(g)	-	Business Names
Item 5(h)	-	Taxes
Item 5(i)	-	Compliance with Laws
Item 5(j)	-	Intangible Assets
Item 5(k)	-	Employment Benefit Plans
Item 5(l)	-	Affiliated Debt
Item 5(n)	-	Warranties
Item 5(o)	-	Options with respect to Assets, etc.
Item 5(p)	-	Receivables
Item 5(q)	-	Insurance
Item 5(s)	-	Equity Investments
Item 5(t)	-	Transactions with Affiliates
Item 5(u)	-	Leased Real Property
Item 5(w)	-	Conditions Affecting the Parties
Item 5(x)	-	Advances and Deposits
Item 5(y)	-	Inventories
Item 5(z)	-	Software Licenses
Item 5(aa)	-	Contracts
Item 5(bb)	-	Life Insurance Policies
Item 5(cc)	-	Licenses and Permits
Item 5(dd)	-	Accounts
Item 5(ee)	-	Employees
Item 5(gg)	-	Patents and Trademarks
Item 7(b)	-	Financial Statements
Item 7(c)	-	Shareholdings, Options, etc.
Item 7(e)	-	Contracts


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